
<ARTICLE>    5
<LEGEND>    This schedule contains summary financial information extracted from the Consolidated Balance Sheet at September 30, 2000 and the related Statements of Consolidated Operations for the 9 months ended September 30, 2000 and is qualified in its entirely by reference to such financial statements.
<CIK>    0000743872
<NAME>    Homestake Mining Company
<MULTIPLIER>    1,000

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>                                   Jul-01-2000
<FISCAL-YEAR-END>                                Dec-31-2000
<PERIOD-END>                                     Sep-30-2000
<CASH>                                               242,289
<SECURITIES>                                           5,763
<RECEIVABLES>                                         42,519
<ALLOWANCES>                                               0
<INVENTORY>                                           64,903
<CURRENT-ASSETS>                                     376,565
<PP&E>                                             2,634,631
<DEPRECIATION>                                   (1,637,798)
<TOTAL-ASSETS>                                     1,475,056
<CURRENT-LIABILITIES>                                181,577
<BONDS>                                              223,663
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                                0
<COMMON>                                             259,552
<OTHER-SE>                                           343,537
<TOTAL-LIABILITY-AND-EQUITY>                       1,475,056
<SALES>                                              493,525
<TOTAL-REVENUES>                                     487,973
<CGS>                                                434,691<F2>
<TOTAL-COSTS>                                        466,915<F1>
<OTHER-EXPENSES>                                      98,730<F3>
<LOSS-PROVISION>                                           0
<INTEREST-EXPENSE>                                    14,993
<INCOME-PRETAX>                                     (92,665)
<INCOME-TAX>                                         (2,302)
<INCOME-CONTINUING>                                 (93,077)
<DISCONTINUED>                                      (15,346)
<EXTRAORDINARY>                                            0
<CHANGES>                                                  0
<NET-INCOME>                                       (108,423)
<EPS-BASIC>                                           (0.42)
<EPS-DILUTED>                                         (0.42)

<F1> Includes production costs and Depreciation, depletion and amortization and
Administrative and general expense from the Statement of Consolidated Operations
<F2> Includes production costs and Depreciation, depletion and amoritzation from the Statement of Consolidated Operations.
<F3> Includes Exploration expense, Write-downs and other unusual charges,
Business combination and intergration costs, and Other expense from the Statement of Consolidated Operations

